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                                                                     EXHIBIT 5.1

                             GRAUBARD MOLLEN & MILLER
                                 600 Third Avenue
                             New York, New York 10016


                                                 August 28, 2000


Winstar Communications, Inc.
685 Third Avenue
New York, New York 10017

         Re: Registration Statement

Ladies and Gentlemen:

                  We have acted as counsel for Winstar Communications, Inc., a Delaware corporation ("Company"), in connection with the preparation of the Registration Statement on Form S-3, File No. 333-43106 ("Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to (i) an aggregate of $2,000,000,000 of (a) shares of common stock, par value $.01 per share, of the Company ("Common Stock"), (b) shares of preferred stock, par value $.01 per share, of the Company ("Preferred Stock"), (c) debt securities of the Company ("Debt Securities") and (d) depositary shares each representing a fraction of a share of Common Stock or Preferred Stock of the Company ("Depositary Shares") to be offered on a continued or delayed basis pursuant to provisions of Rule 415 under the Act (collectively, the "Shelf Securities"),
(ii) shares of Common Stock ("Plan Shares") to be issued under the Company's Direct Stock Purchase Plan and (iii) 362,675 shares of Common Stock currently issued and outstanding and owned by an entity listed in the Registration Statement as a selling stockholder ("Selling Stockholder").

                  Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement: with regard to each particular series of Debt Securities, the Debt Securities will be issued under an indenture in the form of Exhibit 4.1 to the Registration Statement ("Indenture"); with regard to each particular series of Preferred Stock, the Preferred Stock will be issued pursuant to a Certificate of Designations ("Certificate of Designations"); and with regard to Depositary Shares, the Depositary Shares will be issued under a deposit agreement ("Deposit Agreement").

                  This opinion is being furnished pursuant to Item 601 of Regulation S-K under the Act. In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Certificate of Incorporation, as amended; (c) the Company's Amended and Restated Bylaws; (d) the form of Indenture attached as Exhibit 4.1 to this Registration Statement; (e) certain records of the Company's corporate proceedings as reflected in its minute books; and (f) such statutes, records and other documents as we have deemed relevant.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all





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documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

                  Based upon the foregoing, we are of the opinion that:

                  (1) The Shelf Securities, when issued in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement, and the applicable Indenture, Certificate of Designations or Deposit Agreement, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

                  (2) The Plan Shares, when issued in accordance with the terms of the Direct Stock Purchase Plan, will be duly authorized, validly issued, fully paid and nonassessable.

                  (3) The shares of Common Stock currently outstanding and owned by the Selling Stockholder and registered on the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable.

                  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ GRAUBARD MOLLEN & MILLER